UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015 (January 30, 2015)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Modification of Convertible Notes Indenture as Contemplated by the December 2014 Issuance of the Series B Preferred Stock and the Series C Preferred Stock

On January 30, 2015, RCS Capital Corporation (the “Company”) and Wilmington Trust, National Association (the “Trustee”) entered into a Third Supplemental Indenture (the “Supplemental Indenture”) to the Company’s existing Indenture (the “Indenture”), dated as of April 29, 2014, as amended, by and between the Company and the Trustee, governing the Company’s 5.00% convertible notes due November 21, 2021 (the “Notes”).

The Supplemental Indenture was entered into pursuant to the Securities Exchange Agreement dated as of December 12, 2014 (the “SEA”), among the Company and Luxor Capital Partners, LP and certain of its affiliates (collectively, “Luxor”).

The transactions contemplated by the SEA included the issuance of 5,800,000 shares of the Company’s Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), and 4,400,000 shares of the Company’s 7% Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), to Luxor. The entry into the SEA is described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2014. The material terms of the Certificate of Designation governing the Series B Preferred Stock (the “Series B COD”) and the Certificate of Designation governing the Series C Preferred Stock (the “Series C COD”) are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2014.

Pursuant to the SEA, the Company and Luxor agreed that, following the issuance of the Series B Preferred Stock and the Series C Preferred Stock, the Company would cause the Indenture to be amended to:

(i)	conform the ownership limitations contained therein to be consistent with the ownership limitations contained in the Series C COD, as described in more detail below under the caption “Ownership Limitations”;

(ii)	permit the redemption of Series B Preferred Stock contemplated by Section 5(a) of the Series B COD if such redemption is permitted (including as a result of any consent to, or waiver of any restrictions applicable to, such redemption) under all Credit Facilities (as defined under the Indenture) which are outstanding at such time; and

(iii)	clarify and acknowledge that the Company’s prior issuance, on June 30, 2014, of 11,264,929 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), to RCAP Holdings, LLC in exchange for all the issued and outstanding shares of common stock of First Allied Holdings Inc. was not an event that caused an adjustment of the Conversion Rate (as defined in the Indenture) applicable to the Notes.

All the amendments described above are contained within the Supplemental Indenture. As of the date of the Supplemental Indenture, Luxor was the holder of all of the issued and outstanding Notes, and, accordingly, Luxor’s consent was required, and obtained, prior to the entry into the Supplemental Indenture.

Updates to the Ownership Limitations to Conform the Notes to the Previously Issued Series C Preferred Stock

The Notes are convertible into shares of Class A Common Stock pursuant to the terms of the Indenture at the option of the holder of such Notes. The following limitations on the ownership of Class A Common Stock, which will be adjusted as appropriate for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of shares of Class A Common Stock resulting from such conversion, are now contained in the Supplemental Indenture:

•	At any time when a holder of Notes then beneficially owns 9.9% or less, but greater than 4.9%, of the shares of Class A Common Stock outstanding, in no event will such holder be allowed to accept shares of Class A Common Stock issuable upon conversion of Notes that, when taken together with the shares of Class A Common Stock otherwise beneficially owned, collectively exceeds 9.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such Notes. This ownership limitation can be waived by any holder of Notes on 65 days prior written notice to the Company.

•	At any time when a holder of Notes then beneficially owns 4.9% or less of the shares of Class A Common Stock outstanding, in no event will such holder be allowed to accept shares of Class A Common Stock obtained upon conversion of Notes that, when taken together with the shares of Class A Common Stock otherwise held, collectively exceeds 4.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such Notes. This ownership limitation can be waived by any holder of Notes on 65 days prior written notice to the Company.

•	In no event will a holder of Notes be allowed to accept shares of Class A Common Stock issuable upon conversion of Notes that that would result in that holder owning an aggregate number of shares of Class A Common Stock, when taken together with any other shares of Class A Common Stock then held by such holder and persons aggregated with such holder under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in excess of 24.9% of the shares of Class A Common Stock outstanding on the trading day immediately preceding the election to convert such Notes, unless such ownership of shares of Class A Common Stock in excess of 24.9% is duly approved in advance by FINRA.

The ownership limitations described above are identical to the limitations contained in the Series C COD and the Put & Call Agreement dated as of April 29, 2014, among the Company, Luxor and the members of RCS Capital Management, LLC, the Company’s external services provider, as amended on December 19, 2014 (the “PCA”).

The summary description of the Supplemental Indenture contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Material Relationship with Luxor

In addition to owning all of the $120,000,000 principal amount of issued and outstanding Notes, Luxor also owns 8,952,312 shares of Class A Common Stock (which were either purchased on the open market, purchased directly from the Company in a private placement or received, or to be received, upon conversion of shares of the Company’s 7% Series A Convertible Preferred Stock), $147,848,908 aggregate liquidation preference through December 31, 2014 of Series B Preferred Stock (representing all the issued and outstanding shares as of February 3, 2015), $111,911,504 aggregate liquidation preference through December 31, 2014 of Series C Preferred Stock (representing all the issued and outstanding shares as of February 3, 2015) and has the right under the PCA to require the Company to purchase the 19.46% of the membership interests in RCS Capital Management, LLC owned by Luxor in exchange for the issuance of shares of Class A Common Stock (or, at the Company’s option, the cash equivalent).

In addition to Luxor’s rights as a holder of the securities issued by the Company described above and its rights under the PCA, for so long as Luxor owns at least a majority of the then outstanding Series C Preferred Stock, Luxor has the right under the Series C COD to elect one independent director to the Company’s board (and, in certain circumstances, an additional independent director).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture dated as of January 30, 2015 to the Indenture, dated as of April 29, 2014, by and between RCS Capital Corporation and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: February 4, 2015	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer and Director